Exhibit 10.8

Fox Hill Apartments

GUARANTY OF NON-RECOURSE OBLIGATIONS

This Guaranty Of Non-Recourse Obligations (this “Guaranty”), dated as of March 26, 2015, is executed by the undersigned (“Guarantor”), to and for the benefit of WALKER & DUNLOP, LLC, a Delaware limited liability company (“Lender”).

RECITALS:

A.           Pursuant to that certain Multifamily Loan and Security Agreement dated as of the date hereof, by and between BR FOX HILLS TIC-1, LLC, a Delaware limited liability company and BR FOX HILLS TIC-2, LLC, a Delaware limited liability company, as tenants in common (individually and together, “Borrower”) and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), Lender is making a loan to Borrower in the original principal amount of Twenty-Six Million Seven Hundred Five Thousand and 00/100 Dollars ($26,705,000.00) (the “Mortgage Loan”), as evidenced by that certain Multifamily Note dated as of the date hereof, executed by Borrower and made payable to the order of Lender in the amount of the Mortgage Loan (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”).

B.           The Note will be secured by, among other things, a Security Instrument (as defined in the Loan Agreement) encumbering the real property described in the Security Instrument (the “Property”).

C.           Guarantor has an economic interest in Borrower or will otherwise obtain a material financial benefit from the Mortgage Loan.

D.           As a condition to making the Mortgage Loan to Borrower, Lender requires that Guarantor execute this Guaranty.

NOW, THEREFORE, in order to induce Lender to make the Mortgage Loan to Borrower, and in consideration thereof, Guarantor agrees as follows:

AGREEMENTS:

1.           Recitals.

The recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Guaranty.

2.           Defined Terms.

Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement.

3.           Guaranteed Obligations.

Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment and performance when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of:

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(a)          all amounts, obligations and liabilities owed to Lender under Article 3 (Personal Liability) of the Loan Agreement (including the payment and performance of all indemnity obligations of Borrower described in Section 3.03 (Personal Liability for Indemnity Obligations) of the Loan Agreement and including all of Borrower’s obligations under the Environmental Indemnity Agreement); and

(b)          all costs and expenses, including reasonable fees and out-of-pocket expenses of attorneys and expert witnesses, incurred by Lender in enforcing its rights under this Guaranty.

4.           Survival of Guaranteed Obligations.

The obligations of Guarantor under this Guaranty shall survive any Foreclosure Event, and any recorded release or reconveyance of the Security Instrument or any release of any other security for any of the Indebtedness.

5.           Guaranty of Payment; Community Property.

Guarantor’s obligations under this Guaranty constitute a present and unconditional guaranty of payment and not merely a guaranty of collection. If Guarantor (or any Guarantor, if more than one) is a married person, and the state of residence of Guarantor or Guarantor’s spouse is a community property jurisdiction, Guarantor (or each such married Guarantor, if more than one) agrees that Lender may satisfy Guarantor’s obligations under this Guaranty to the extent of all Guarantor’s separate property and Guarantor’s interest in any community property.

6.           Obligations Unsecured; Cross-Default.

The obligations of Guarantor under this Guaranty shall not be secured by the Security Instrument or the Loan Agreement. However, a default under this Guaranty shall be an Event of Default under the Loan Agreement, and a default under this Guaranty shall entitle Lender to be able to exercise all of its rights and remedies under the Loan Agreement and other Loan Documents.

7.           Continuing Guaranty.

The obligations of Guarantor under this Guaranty shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any provision of this Guaranty, the Note, the Loan Agreement, the Security Instrument or any other Loan Document. Guarantor agrees that performance of the obligations hereunder shall be a primary obligation, shall not be subject to any counterclaim, set-off, recoupment, abatement, deferment or defense based upon any claim that Guarantor may have against Lender, Borrower, any other guarantor of the obligations hereunder or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by any circumstance or condition (whether or not Guarantor shall have any knowledge thereof), including:

(a)          any furnishing, exchange, substitution or release of any collateral securing repayment of the Mortgage Loan, or any failure to perfect any lien in such collateral;

(b)          any failure, omission or delay on the part of Borrower, Guarantor, any other guarantor of the obligations hereunder or Lender to conform or comply with any term of any of the Loan Documents or failure of Lender to give notice of any Event of Default;

(c)          any action or inaction by Lender under or in respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of Lender to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred upon it in any of the Loan Documents, or any other action or inaction on the part of Lender;

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(d)          any Bankruptcy Event, or any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshaling of assets and liabilities or similar events or proceedings with respect to Guarantor or any other guarantor of the obligations hereunder, or any of their respective property or creditors or any action taken by any trustee or receiver or by any court in such proceeding;

(e)          any merger or consolidation of Borrower into or with any entity or any sale, lease or Transfer of any asset of Borrower, Guarantor or any other guarantor of the obligations hereunder to any other Person;

(f)          any change in the ownership of Borrower or any change in the relationship between Borrower, Guarantor or any other guarantor of the obligations hereunder, or any termination of such relationship;

(g)          any release or discharge by operation of law of Borrower, Guarantor or any other guarantor of the obligations hereunder, or any obligation or agreement contained in any of the Loan Documents; or

(h)          any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing, and whether seen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against Borrower or Guarantor to the fullest extent permitted by law.

8.           Guarantor Waivers.

Guarantor hereby waives:

(a)          the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty (and agrees that Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor);

(b)          the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors;

(c)          diligence in collecting the Indebtedness, presentment, demand for payment, protest and all notices with respect to the Loan Documents and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest and notice of the incurring by Borrower of any obligation or indebtedness; and

(d)          all rights to require Lender to:

(1)         proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness;

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(2)         proceed against or pursue any remedy it may now or hereafter have against Borrower or any guarantor, or, if Borrower or any guarantor is a partnership, any general partner of Borrower or general partner of any guarantor; or

(3)         demand or require collateral security from Borrower, any other guarantor or any other Person as provided by applicable law or otherwise.

9.           No Effect Upon Obligations.

At any time or from time to time and any number of times, without notice to Guarantor and without releasing, discharging or affecting the liability of Guarantor:

(a)          the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part;

(b)          the rate of interest on or period of amortization of the Mortgage Loan or the amount of the Monthly Debt Service Payments payable under the Loan Documents may be modified;

(c)          the time for Borrower’s performance of or compliance with any covenant or agreement contained in any Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived;

(d)          the maturity of the Indebtedness may be accelerated as provided in the Loan Documents;

(e)          any or all payments due under the Loan Agreement or any other Loan Document may be reduced;

(f)          any Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount of the Mortgage Loan;

(g)          any amounts under the Loan Agreement or any other Loan Document may be released;

(h)          any security for the Indebtedness may be modified, exchanged, released, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness;

(i)          the payment of the Indebtedness or any security for the Indebtedness, or both, may be subordinated to the right to payment or the security, or both, of any other present or future creditor of Borrower;

(j)          any payments made by Borrower to Lender may be applied to the Indebtedness in such priority as Lender may determine in its discretion; and

(k)          any other terms of the Loan Documents may be modified as required by Lender.

10.         Joint and Several (or Solidary) Liability.

If more than one Person executes this Guaranty as Guarantor, such Persons shall be liable for the obligations hereunder on a joint and several (solidary instead for purposes of Louisiana law) basis. Lender, in its discretion, may:

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(a)          to the extent permitted by applicable law, bring suit against Guarantor, or any one or more of the Persons constituting Guarantor, and any other guarantor, jointly and severally (solidarily instead for purposes of Louisiana law), or against any one or more of them;

(b)          compromise or settle with any one or more of the Persons constituting Guarantor, or any other guarantor, for such consideration as Lender may deem proper;

(c)          discharge or release one or more of the Persons constituting Guarantor, or any other guarantor, from liability or agree not to sue such Person; and

(d)          otherwise deal with Guarantor and any guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from Guarantor any amount guaranteed by Guarantor under this Guaranty.

Nothing contained in this Section 10 shall in any way affect or impair the rights or obligations of Guarantor with respect to any other guarantor.

11.         Subordination of Affiliated Debt.

Any indebtedness of Borrower held by Guarantor now or in the future is and shall be subordinated to the Indebtedness and any such indebtedness of Borrower shall be collected, enforced and received by Guarantor, as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

12.         Subrogation.

Guarantor shall have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the Insolvency Laws.

13.         Voidable Transfer.

If any payment by Borrower is held to constitute a preference under any Insolvency Laws or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund shall not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor’s obligations under this Guaranty shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance. If any payment by any Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Insolvency Laws relating to a Voidable Transfer, and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of its counsel, then the obligations guaranteed hereunder shall automatically be revived, reinstated and restored by the amount of such Voidable Transfer or the amount of such Voidable Transfer that Lender is required or elects to repay or restore, including all reasonable costs, expenses and legal fees incurred by Lender in connection therewith, and shall exist as though such Voidable Transfer had never been made, and any other guarantor, if any, shall remain liable for such obligations in full.

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14.         Credit Report/Credit Score.

Guarantor acknowledges and agrees that Lender is authorized, no more frequently than once in any twelve (12) month period, to obtain a credit report (if applicable) on Guarantor, the cost of which shall be paid for by Guarantor. Guarantor acknowledges and agrees that Lender is authorized to obtain a Credit Score (if applicable) for Guarantor at any time at Lender’s expense.

15.         Financial Reporting.

Guarantor shall deliver to Lender such Guarantor financial statements as required by Section 8.02 (Books and Records; Financial Reporting – Covenants) of the Loan Agreement.

16.         Further Assurances.

Guarantor acknowledges that Lender (including its successors and assigns) may sell or transfer the Mortgage Loan, or any interest in the Mortgage Loan.

(a)          Guarantor shall, subject to Section 16(b) below:

(1)         do anything necessary to comply with the reasonable requirements of Lender or any Investor of the Mortgage Loan or provide, or cause to be provided, to Lender or any Investor of the Mortgage Loan within ten (10) days of the request, at Borrower’s and Guarantor’s cost and expense, such further documentation or information as Lender or Investor may reasonably require, in order to enable:

(A)         Lender to sell the Mortgage Loan to such Investor;

(B)         Lender to obtain a refund of any commitment fee from any such Investor; or

(C)         any such Investor to further sell or securitize the Mortgage Loan;

(2)         confirm that Guarantor is not in default under this Guaranty or in observing any of the covenants or agreements contained in this Guaranty (or, if Guarantor is in default, describing such default in reasonable detail); and

(3)         execute and deliver to Lender and/or any Investor such other documentation, including any amendments, corrections, deletions or additions to this Guaranty as is reasonably required by Lender or such Investor.

(b)          Nothing in this Section 16 shall require Guarantor to do any further act that has the effect of:

(1)         changing the essential economic terms of the Mortgage Loan set forth in the related commitment letter between Borrower and Lender;

(2)         imposing on Borrower or Guarantor greater personal liability under the Loan Documents than that set forth in the related commitment letter between Borrower and Lender; or

(3)         materially changing the rights and obligations of Borrower or Guarantor under the commitment letter.

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17.         Successors and Assigns.

Lender may assign its rights under this Guaranty in whole or in part and, upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned. Guarantor may not assign its rights, duties and obligations under this Guaranty, in whole or in part, without Lender’s prior written consent and any such assignment shall be deemed void ab initio. The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties.

18.         Final Agreement.

Guarantor acknowledges receipt of a copy of each of the Loan Documents and this Guaranty. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Guaranty. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in that agreement.

19.         Governing Law.

This Guaranty shall be governed by and construed in accordance with the substantive law of the Property Jurisdiction without regard to the application of choice of law principles that would result in the application of the laws of another jurisdiction.

20.         Property Jurisdiction.

Guarantor agrees that any controversy arising under or in relation to this Guaranty shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Guaranty or any other Loan Document with respect to the subject matter hereof. Guarantor irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

21.         Time is of the Essence.

Guarantor agrees that, with respect to each and every obligation and covenant contained in this Guaranty, time is of the essence.

22.         No Reliance.

Guarantor acknowledges, represents and warrants that:

(a)          it understands the nature and structure of the transactions contemplated by this Guaranty and the other Loan Documents;

(b)          it is familiar with the provisions of all of the documents and instruments relating to such transactions;

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(c)          it understands the risks inherent in such transactions, including the risk of loss of all or any part of the Mortgaged Property or of the assets of Guarantor;

(d)          it has had the opportunity to consult counsel; and

(e)          it has not relied on Lender for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Guaranty or any other Loan Document or otherwise relied on Lender in any manner in connection with interpreting, entering into or otherwise in connection with this Guaranty, any other Loan Document or any of the matters contemplated hereby or thereby.

23.         Notices.

Guarantor agrees to notify Lender of any change in Guarantor’s address within ten (10) Business Days after such change of address occurs. All notices under this Guaranty shall be:

(a)          in writing and shall be

(1)         delivered, in person;

(2)         mailed, postage prepaid, either by registered or certified delivery, return receipt requested;

(3)         sent by overnight courier; or

(4)         sent by electronic mail with originals to follow by overnight courier;

(b)          addressed to the intended recipient at the notice addresses provided under the signature block at the end of this Guaranty; and

(c)          deemed given on the earlier to occur of:

(1)         the date when the notice is received by the addressee; or

(2)         if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

24.         Construction.

(a)          Any reference in this Guaranty to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Guaranty or to a Section or Article of this Guaranty.

(b)          Any reference in this Guaranty to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

(c)          Use of the singular in this Guaranty includes the plural and use of the plural includes the singular.

(d)          As used in this Guaranty, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only, and not a limitation.

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(e)          Whenever Guarantor’s knowledge is implicated in this Guaranty or the phrase “to Guarantor’s knowledge” or a similar phrase is used in this Guaranty, Guarantor’s knowledge or such phrase(s) shall be interpreted to mean to the best of Guarantor’s knowledge after reasonable and diligent inquiry and investigation.

(f)          Unless otherwise provided in this Guaranty, if Lender’s approval, designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such approval, designation, determination, selection, estimate, action or decision shall be made in Lender’s sole and absolute discretion.

(g)          All references in this Guaranty to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(h)          “Lender may” shall mean at Lender’s discretion, but shall not be an obligation.

25.         WAIVER OF JURY TRIAL.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF GUARANTOR AND LENDER (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR ANY LOAN DOCUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY GUARANTOR AND LENDER, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

26.         Schedules.

The schedules, if any, attached to this Guaranty are incorporated fully into this Guaranty by this reference and each constitutes a substantive part of this Guaranty.

ATTACHED SCHEDULE. The following Schedule is attached to this Guaranty:

☒      Schedule 1      Modifications to Guaranty

IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty under seal (where applicable) or has caused this Guaranty to be signed and delivered under seal (where applicable) by its duly authorized representative. Where applicable law so provides, Guarantor intends that this Guaranty shall be deemed to be signed and delivered as a sealed instrument.

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Guarantor:

BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation

By:	/s/ Michael L. Konig
Name: Michael L. Konig
Title: Authorized Signatory

Address for Notices to Guarantor:
c/o c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019

Email address: mkonig@bluerockre.com

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SCHEDULE 1 TO

GUARANTY OF NON-RECOURSE OBLIGATIONS

State-Specific Provisions

1.          Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Guaranty to which this Schedule is attached.

2.          The additional provision(s) set forth below shall also apply and are incorporated into the Guaranty:

Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e)          In addition, Guarantor waives the benefit of any right of discharge under Chapter 43 of the Texas Civil Practice and Remedies Code and all other rights of sureties and guarantors thereunder.

(f)          Guarantor waives all rights to contest any deficiency asserted by Lender as set forth in Texas Property Code 51.003, 51.004 and 51.005.

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/s/ MK
Guarantor Initials

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